UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 29, 2004

TBA ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-16299 (Commission File Number)	62-1535897 (I.R.S. Employer Identification No.)

16501 VENTURA BOULEVARD, SUITE 601, ENCINO, CALIFORNIA 91436
(Address of principal executive offices, including zip code)

(818) 728-2600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant.

     On June 29, 2004, pursuant to the Merger Agreement, dated April 8, 2004 (the “Merger Agreement”), by and among TBA Entertainment Corporation, a Delaware corporation (“TBA”), TBA Holdings, LLC, a Delaware limited liability company (“Purchaser”), and TBA Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), Merger Sub merged with and into TBA (the “Merger”). The Merger Agreement is attached hereto as Exhibit 2.1.

     TBA’s common stockholders approved and adopted the Merger Agreement and the Merger at a special meeting held on June 25, 2004. Following the special meeting, TBA issued a press release announcing the approval of the Merger by TBA’s common stockholders. The press release dated June 25, 2004, is attached hereto as Exhibit 99.1.

     The Merger became effective on June 29, 2004, and TBA and Purchaser issued a press release announcing the consummation of the Merger. The press release dated June 29, 2004, is attached hereto as Exhibit 99.2. As a result of the Merger, Purchaser became the owner of 100% of the issued and outstanding capital stock of TBA.

     At the effective time of the Merger, each issued and outstanding share of TBA’s common stock, par value $0.001 per share (the “Common Stock”), was cancelled and automatically converted into the right to receive $0.681783 in cash (the “Common Merger Consideration”), and each issued and outstanding share of TBA’s preferred stock, par value $0.001 per share (the “Preferred Stock”), was cancelled and automatically converted into the right to receive $0.711783 in cash (the “Preferred Merger Consideration”), all upon the terms and subject to the conditions set forth in the Merger Agreement, except for shares held by any stockholders who perfected their dissenters’ rights in accordance with Delaware law.

     The aggregate amount offered by the Purchaser pursuant to the Merger Agreement for the shares of Common Stock and Preferred Stock is $6,150,000. After deduction of financial advisory services fees and an employee bonus, the net aggregate amount of the Common Merger Consideration and the Preferred Merger Consideration (together, the “Merger Consideration”) to be paid to TBA stockholders is $5,113,866. Purchaser obtained these funds through a capital contribution from Irving Azoff, Robert Geddes and JHW Greentree Capital, L.P.

     TBA filed a definitive proxy statement regarding the Merger on Schedule 14A (the “Proxy Statement”) with the Commission on May 20, 2004. The Proxy Statement was mailed to record holders of shares of Common Stock on or about May 22, 2004. The Proxy Statement is attached hereto as Exhibit 20.1.

     Pursuant to a Consulting Agreement between Thomas Jackson Weaver III (the former Chairman and Chief Executive Officer of TBA) and Merger Sub, Mr. Weaver will serve as a consultant to TBA for three years following the Merger and will receive compensation of $175,000 per year for such services. In addition, TBA will, for a period of six years following the Merger, indemnity past officers, directors and employees of TBA and its subsidiaries to the fullest extent permitted by TBA’s and its subsidiaries’ charter documents and bylaws for serving in their capacities as such, and TBA will maintain their directors’ and officers’ liability insurance coverage for a minimum of three years following the Merger, subject to certain limits as to the costs of such coverage.

     American Stock Transfer & Trust Company has been retained by TBA to serve as the paying agent and will provide letters of transmittal with instructions to TBA’s former stockholders, so that such stockholders may surrender their stock certificates in exchange for the Merger Consideration. The stock transfer books for the Common Stock and Preferred Stock have been closed, and the Common Stock has been delisted from The American Stock Exchange.

Item 7. Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	Exhibits. The following are filed as Exhibits to this report:

2.1	Merger Agreement, dated April 8, 2004 by and among TBA Holdings, LLC, TBA Merger Sub, Inc. and TBA Entertainment Corporation (incorporated herein by reference to Appendix A to the Proxy Statement).
20.1	Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 20, 2004 (incorporated herein by reference to the Proxy Statement).
99.1	Press Release, dated June 25, 2004, announcing the approval of the Merger by TBA’s common stockholders.
99.2	Press Release, dated June 29, 2004, announcing the completion of the Merger.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBA ENTERTAINMENT CORPORATION
DATE: June 29, 2004	By:	/s/ Bryan J. Cusworth
		Name:	Bryan J. Cusworth
		Title:	Chief Financial Officer

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